SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 30, 2018

Date of Report

(January 26, 2018)

(Date of earliest event reported)

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Bubb Road

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Compensation

The following sets forth a summary of the compensation for fiscal year 2018, and bonuses awarded for fiscal year 2017, approved on January 26, 2018 by the Compensation Committee of DURECT Corporation (“the Company”) for the Company’s Chief Executive Officer, the Chief Financial Officer, and the other named executive officers of the Company for whom compensation disclosure was required in the Company’s most recent proxy statement filed with the Securities and Exchange Commission.

Name and Position	Fiscal year 2018 Base Salary (1)	Bonus Awarded for Performance in 2017		Number of Shares subject to annual option grant (3)	Target Bonus for Performance in 2018 (Percentage of Base Salary) (4)
		Cash	Stock Options (Number of Shares subject to option grant) (2)
James E. Brown, D.V.M.,	$531,289		188,212	250,000	60%
President & Chief Executive
Officer		$0
Felix Theeuwes, D. Sc.,	$123,480		112,214	55,000	40%
Chairman & Chief Scientific
Officer		$0
Matthew J. Hogan, Chief	$345,015		84,455	110,000	40%
Financial Officer		$0
Judy Joice, Senior	$302,357		65,465	85,000	35%
Vice President, Operations
& Corporate Quality
Assurance		$0

Notes:

(1)

The 2018 base salary reflects no increase as compared to the base salary in 2017. Effective February 1, 2018, Dr. Theeuwes will adjust his schedule from three days per week to one day per week. Dr. Theeuwes’ notional salary becomes $125,000 effective February 1, 2018 and then $90,000 effective July 1, 2018.

(2)

The bonus awarded for performance in 2017 as determined by the Compensation Committee on January 26, 2018 was established to be paid 100% in stock options. The total shares subject to each bonus option was determined by using a standard Black-Scholes option-pricing model. The exercise price per share of such option grant is $1.24, the closing price of the Company’s common stock on the NASDAQ Global Market on the date of grant. The shares subject to the bonus options are fully vested upon grant. In the event of the optionee’s termination of service with the Company for a reason other than Cause, the post termination exercise period for the options shall be one (1) year, subject to the ten (10) year term of the option.

(3)

The 2018 annual options were granted by the Compensation Committee on January 26, 2018. The exercise price per share of such option grant is $1.24, the closing price of the Company’s common stock on the NASDAQ Global Market on the date of grant. The vesting associated with the options is as follows: one-sixteenth (1/16) of the total shares subject to the option shall vest quarterly over four (4) years following the date of grant, subject to continued service. In the event of the optionee’s termination of service with the Company for a reason other than Cause, the post termination exercise period for the options shall be one (1) year, subject to the ten (10) year term of the option.

(4)

The actual bonus to be awarded will be at the Committee’s complete discretion based on the Company’s performance against specified corporate objectives and other factors to be taken into account at the discretion of the Committee.

In addition, effective February 1, 2018, Dr. Theeuwes’ title is changed from Chairman & Chief Scientific Officer to Chairman and Distinguished Scientist.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: January 30, 2018	By:	/s/ James E. Brown
James E. Brown

President and Chief Executive Officer

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